Exhibit 10.7

PURCHASE ORDER

Contract No:

Buyer：Wuxi Mingteng Mould Technology Co., Ltd

Seller：

According to the “Contract Law of the PRC”, “Product Quality Law of the PRC” and other relevant laws and regulations, the buyer and the seller, after equal negotiation, confirm that this contract is concluded in accordance with the following terms, for mutual compliance and implementation.

1.	Commodity, Quantity and Price

Product model	Norms	Unit Price (Yuan/KG）	Quantity	Amount	Note

Total Amount

The Contract Price refers to all fees and costs until the products are delivered to the Buyer’s designated location, including but not limited to the following: Payment for products, materials, taxes, processing, installation, transportation, packing, handling charge, maintenance, after-sales service and training fees, insurance expenses and other expenses. The Buyer shall not pay any other fees to the Seller in connection with the matters under this Contract.

2.	Quality of Products and Technical Standards

If the seller and the buyer adjust the quality and technical standards of the products in written form during the performance of the contract, the standard adjusted and confirmed by both parties shall be applied.

3.	Delivery of Products

The delivery way

The Seller shall ship the products requested by the Buyer to the delivery place and deliver them to the buyers at the designated location. Delivery in batches shall be approved by the buyer. The shipment shall be accompanied with the shipment inspection report or product specification and other attachments for inspection upon receipt.

Packaging and Transportation

Comply with industry standards, laws and regulations as well as product packaging, transportation and storage requirements.

The name/mark of the seller, the BOM number of the buyer, the model and specification of the product, the date of production and the order number shall be marked on the outer package of the product. The inner package shall be marked with the BOM number of the buyer, the model and specification of the product, the quantity of the inner package and the date of production. If the packing method is otherwise agreed upon by both parties, such agreement shall be observed. The quantity of products in each package shall be determined by both parties through negotiation.

Transfer of Risk: Transfer of risk and ownership of the Products after unloading to the place and location designated by the Buyer and delivery to the Buyer. The Seller shall be responsible for any loss, delay of the parts caused by the seller or the carrier (including but not limited to poor packaging, transportation accident, etc.).

Late delivery of the products: If the Seller is late in delivering the products, the Seller shall pay 0.5% of the amount of the order to the Buyer as liquidated damages for each day late. If the delivery is delayed for 30 days, the Seller shall pay 20% of the order price to the Buyer as liquidated damages, and the Buyer shall have the right to terminate this Agreement. In case of delayed delivery caused by the Seller, the Buyer shall have the right to purchase from a third party, and the Seller shall bear the excess purchase price difference (not exceeding 20% of the purchase price) and reasonable additional expenses incurred therefor.

4.	Inspection and Acceptance

According to the quality standard acceptance, the product must meet the qualification certification and in line with the national standards and industry standards. Product technical parameters, components must meet the requirements of the buyer. The Seller shall guarantee that the equipment is brand new and unused, and fully conforms to the mandatory national technical specifications and the requirements of quality, specification, performance and technical specifications stipulated in the contract, and consistent with the specifications stipulated in the contract.

The Buyer’s receipt or acceptance certificate shall not exempt the seller from the product quality assurance responsibility. If any warranty maintenance matters occur during the warranty period, the Seller shall be liable in accordance with the relevant provisions of the warranty maintenance responsibility. In spite of the Buyer’s quality acceptance, in case of quality problems affecting the use of the products, the Buyer still has the right to request the seller to return or replace the products or bear the liability for breach of contract according to the agreement of non-delivery. Damages for breach of contract shall include but not limited to attorney’s fees, legal costs, travel expenses and all direct and indirect economic losses.

After the products are delivered, the Buyer shall have the right to replace the products in case of quality problems or quantity shortage. If the qualified rate of the products is not 100%, the Buyer shall have the right to return the products, and the Seller shall accept the products and return/replace them within 2 days after receiving the Buyer’s notice. If the Buyer still fails to meet the Buyer’s requirements after one return/replacement, the Buyer shall have the right to terminate the Contract and the Seller shall return the money already paid and pay 10% of the total order amount to the Buyer as liquidated damages.

5.	Payment and Invoice

payment method：

Make out an invoice：The Seller shall issue the VAT special invoice in time within ____days after the arrival of the products. The invoice information of the Buyer and the bank account information of the Seller shall be separately notified by the parties. In case of any change in the aforesaid information of either party, the changing party shall promptly notify the other party in written form.

6.	Warranty and Compensation

During the warranty period, if there is any quality problem of the products, the Seller shall replace the products free of charge, maintain the products free of charge or accept the return of the products from the Buyer, and bear any expenses incurred therefrom. The warranty period of the Seller’s products and ingredients is ____ months (calculated from the date of final acceptance). The Seller shall bear all the maintenance costs of the products during the warranty period. Outside the warranty period, the Seller promises to provide the Buyer with the most favorable price for the maintenance services, only charging the cost price of the required parts, and no other fees will be charged. The repaired products shall meet the buyer’s requirements for use.

7.	product quality violation responsibility

If the products provided by the seller do not meet the specified quality requirements, the buyer may return the products, and the Seller shall accept and bear the losses caused thereby. If the quality or function of the products of the Seller is not in conformity with the requirements, the Seller shall be obliged to repair or replace the products during the production of the products by the Buyer, or after the products are sold by the Buyer or used by the end user, so as to reduce the loss of the Buyer.

8.	Intellectual Property

During the performance of this Agreement, if the Seller uses the Buyer’s ideas, drawings, designs and specifications and other information of the Buyer to make inventions, designs, trademarks, Copyrights and technical secrets, etc., （hereinafter referred to as “inventions”）, the Seller shall immediately notify the Buyer in written form, and the disposition of such inventions shall be decided by the parties. The Seller shall notify the Buyer in advance of application and registration for invention of the purchased products or the manufacturing process related.

Without the written commitment of the Buyer, the Seller shall not manufacture, process, transform or repair the products for a third party in accordance with the drawings, plans and specifications of the Buyer, nor shall it sell the used drawings, plans and specifications of the Buyer to a third party.

Without the Buyer’s written instructions, the Seller shall not directly negotiate with the Buyer’s customers about the products made using the Buyer’s drawings, schemes and specifications.

9.	Confidentiality clause

All business information and technical information of the Buyer, including but not limited to customer information, data and other secret information of the Buyer during the execution and performance of this Contract, shall be kept confidential by the Seller from the date of acquisition and shall not be used for any purpose other than the performance of this Contract, and shall not be disclosed or disclosed to any third party. It shall not be disclosed to anyone even after the termination of this Contract, and Seller shall return to Buyer all documents and materials containing such information.

10.	The force majeure

Due to earthquake, typhoon, flood, fire, war and other unforeseen, unavoidable and insurmountable objective conditions, which the two parties fail to some or all of the performance, or performance of this contract, the party suffered force majeure shall immediately notify the other party in the fastest way, and notified in written form within 7 working days to the details of the force majeure, and reasons for not being able to perform the Contract in whole or in part, or for delaying the performance of the Contract, and, if necessary, providing evidence from the relevant competent authorities.

The parties shall decide whether to terminate the Contract in part or in whole or postpone the performance of the Contract through negotiation in light of force majeure. Neither party shall be liable for the losses caused by force majeure to the other party.

11.	Dispute Resolution

Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation. If the negotiation fails, either party may bring a lawsuit to the people’s court with jurisdiction at the place where the contract is signed for settlement.

12.	Validity and Alteration of Contract

This Contract shall come into force upon being signed and affixed with contract seal or official seal by the legal representative or authorized representative of both parties. This Contract shall remain valid until the expiration of the warranty period. This Contract is made in duplicate, with each party holding one copy. The original signature and faxed copy have the same legal effect.

The Buyer（Seal）	The Seller（Seal）
Legal Person:	Legal Person:
Date:	Date:

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